UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NutriSystem, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To our Stockholders:

You are cordially invited to attend our 2008 Annual Meeting of Stockholders on May 13, 2008. This meeting will be held at 10:00 a.m., local time, in the Musser Auditorium at Penn State Great Valley, 30 East Swedesford Road, Safeguard Scientifics Building, Malvern, Pennsylvania 19355. During the meeting, we will discuss each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement, update you on important developments in our business and respond to any questions that you may have about us.

Information about the matters to be acted on at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement. Also enclosed with this Proxy Statement are your proxy card, instructions for voting and the 2007 Annual Report.

I would like to take this opportunity to remind you that your vote is very important. Please take a moment now to cast your vote in accordance with the instructions set forth on the enclosed proxy card. In addition, if you would like to attend the meeting in person, please see the admission instructions set forth in the Notice of Annual Meeting of Stockholders accompanying this letter and on the enclosed proxy card.

I look forward to seeing you at the meeting.

Best regards,

Michael J. Hagan
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 13, 2008

To the Stockholders of NutriSystem, Inc.:

Our Annual Meeting of Stockholders (the “Annual Meeting”) will be held at 10:00 a.m., local time, on Tuesday, May 13, 2008, in the Musser Auditorium at Penn State Great Valley, 30 East Swedesford Road, Safeguard Scientifics Building, Malvern, Pennsylvania 19355, for the following purposes:

1.	To elect nine directors to hold office until our 2009 Annual Meeting of Stockholders and until their successors are duly elected;

2.	To approve the NutriSystem, Inc. 2008 Long-Term Incentive Plan;

3.	To ratify the independent registered public accountants; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

The Board of Directors has fixed the close of business on March 18, 2008, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy card in the envelope provided.

By Order of the Board of Directors,

David D. Clark
Secretary

Horsham, Pennsylvania

April 15, 2008

Please Complete and Return Your Signed Proxy Card

Please complete and promptly return the enclosed proxy card in the envelope provided. Doing so will not prevent you from voting in person at the Annual Meeting, if you choose to do so. It will, however, help to assure that a quorum is present for the Annual Meeting.

NUTRISYSTEM, INC.

PROXY STATEMENT

This Proxy Statement, the foregoing notice and the form of proxy card enclosed herewith, which are first being mailed to stockholders on or about April 15, 2008, are furnished in connection with the solicitation by the Board of Directors (the “Board”) of NutriSystem, Inc., a Delaware corporation, for use at our 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, on Tuesday, May 13, 2008, and at any adjournment, postponement or continuation thereof, in the Musser Auditorium at Penn State Great Valley, 30 East Swedesford Road, Safeguard Scientifics Building, Malvern, Pennsylvania 19355. Only stockholders of record at the close of business on March 18, 2008 (the “Record Date”), shall be entitled to notice of and to vote at the Annual Meeting.

General Information

The questions and answers set forth below provide general information regarding this Proxy Statement and the Annual Meeting.

When are our Annual Report to stockholders and this Proxy Statement first being sent to stockholders?

Our 2007 Annual Report to stockholders and this Proxy Statement are being sent to stockholders beginning on or about April 15, 2008.

What will stockholders be voting on?

1.	To elect nine directors to hold office until our 2009 Annual Meeting of Stockholders and until their successors are duly elected;

2.	To approve the NutriSystem, Inc. 2008 Long-Term Incentive Plan;

3.	To ratify the independent registered public accountants; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

Who is entitled to vote at the Annual Meeting and how many votes do they have?

Common stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. Each share has one vote. There were 31,584,572 common shares issued on the Record Date.

How do I vote?

You must be present, or represented by proxy, at the Annual Meeting in order to vote your shares. Since many of our stockholders are unable to attend the Annual Meeting in person, we send proxy cards to all of our stockholders to enable them to vote.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. If you complete and return the enclosed proxy card, your shares will be voted by the proxies identified on the proxy card.

By completing and returning this proxy card, who am I designating as my proxy?

You will be designating Michael J. Hagan, our Chairman and David D. Clark, our Senior Vice President, Chief Financial Officer, Secretary and Treasurer, as your proxies. They may act on your behalf together or individually and will have the authority to appoint a substitute to act as proxy.

How will my proxy vote my shares?

Your proxy will vote according to the instructions on your proxy card. If you complete and return your proxy card, but do not indicate your vote on business matters, your proxy will vote “FOR” each of the nominees named in Proposal 1 and “FOR” Proposals 2 and 3. We do not intend to bring any other matter for a vote at the Annual Meeting and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, in their discretion, on any other business that properly comes before the Annual Meeting.

How do I vote using my proxy card?

Simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided.

How do I revoke my proxy?

You may revoke your proxy for the Annual Meeting at any time after its submission and before it is exercised by:

•	submitting written notice of revocation of your proxy to our Secretary prior to voting at the Annual Meeting;

•	submitting a later dated proxy card; or

•	attending and voting by ballot at the Annual Meeting.

Who will count the votes?

An inspector of election designated by the Board will count the votes.

What constitutes a quorum?

As of the Record Date, we had 31,584,572 common shares issued. A majority of the outstanding shares entitled to be cast at the Annual Meeting, present or represented by proxy, constitutes a quorum. If you sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you withhold your vote. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the Annual Meeting to a date not more than 120 days after the Record Date, until a quorum is present.

How will my vote be counted?

With respect to Proposal 1, the election of directors, votes may be cast in favor of or withheld from one or all nominees. Votes that are withheld will not be included in the vote. With respect to Proposals 2 and 3, votes may be cast in favor or against the proposal. An abstention on the proposal will have the effect of a vote against the proposal.

What is a “broker non-vote”?

Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on “routine matters,” such as director elections and ratification of independent registered public accounting firms, but not on non-routine matters, such as amendments to charter document and adoptions of equity incentive plans.

How are broker non-votes counted?

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of shares entitled to vote on a specific proposal. A broker non-vote will not affect the outcome of any proposal in this proxy statement.

What percentage of our common shares do the directors and executive officers own?

Our directors and executive officers owned approximately 9.0% of our common shares as of the Record Date. (See the discussion under the heading “Share Ownership of our Directors, Officers and 5% Beneficial Owners” for more details.)

What vote is required for the proposals?

With respect to Proposal 1, directors are elected by a plurality of the votes, which means that the nominees with the most votes are elected. With respect to Proposals 2 and 3, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required to approve the proposal. An abstention will have the effect of a negative vote. Broker non-votes will not be counted for purposes of determining whether any proposals have been adopted.

Who is soliciting my proxy, how is it being solicited and who pays the cost?

The Board is soliciting your proxy. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile by our regular officers and employees, none of whom will receive special compensation for such services. We pay the cost of soliciting proxies and also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.

When are stockholder proposals and director nominations for our 2009 Annual Meeting of Stockholders due?

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2009 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by our Secretary at our offices at 300 Welsh Road, Building 1, Suite 100, Horsham, Pennsylvania 19044, not later than December 5, 2008.

PROPOSAL 1—ELECTION OF DIRECTORS

Our by-laws provide that the number of members of the Board shall be as fixed by the Board from time to time. The number of members of the Board is currently fixed at nine. Directors hold office for a term of one year.

This first proposal before the stockholders at the Annual Meeting is the election of nine directors to our Board. The Board recommends to the stockholders the election of the following designated nominees for election at the Annual Meeting, to serve as directors until the Annual Meeting of Stockholders held in 2009 and the election and qualification of his respective successor or until his earlier death, removal or resignation: Ian J. Berg, Robert F. Bernstock, Michael F. Devine, III, Michael A. DiPiano, Michael J. Hagan, Warren V. Musser, Joseph M. Redling, Brian P. Tierney and Stephen T. Zarrilli.

All nominees are presently directors who have consented to be named and have agreed to serve if elected. If this should not be the case, however, the proxies may be voted for a substitute nominee to be designated by the Board, or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting or leave the position(s) vacant.

Biographical information concerning each nominee for election as director is set forth in the section of the Proxy Statement entitled “Our Board and Executive Officers.”

The nine nominees for director receiving the largest number of the votes cast at the Annual Meeting will be elected as directors. Shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owner or person otherwise entitled to vote and as to which the broker or nominee does not have discretionary voting power, i.e. , broker non-votes, will be treated as not present and not entitled to vote for nominees for election as directors. Votes withheld and broker non-votes will have no effect on the election of directors because they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

The Board unanimously recommends a vote FOR each of the nominees named in Proposal 1.

PROPOSAL 2—APPROVAL OF THE NUTRISYSTEM, INC. 2008 LONG-TERM INCENTIVE PLAN

On April 1, 2008, the Board of Directors adopted, subject to stockholder approval at the 2008 Annual Meeting, the NutriSystem, Inc. 2008 Long-Term Incentive Plan (the “Plan”). The Board of Directors has directed that the proposal to approve the Plan be submitted to our stockholders for their approval at the 2008 Annual Meeting. Also, stockholder approval is being sought (i) so that the compensation attributable to grants under the Plan may qualify for an exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (see discussion of Section 162(m) under the section entitled “Federal Income Tax Consequences” beginning on page 9 of this proxy statement), (ii) in order for incentive stock options to meet the requirements of Section 422 of the Code, and (iii) in order to meet the NASDAQ corporate governance listing standards.

The Plan is not intended to replace our 1999 Equity Incentive Plan or our 2000 Equity Incentive Plan for Employees (collectively, the “Employees Plans”) or our 2000 Equity Incentive Plan for Outside Directors and Consultants (the “2000 Directors Plan”); however, each of the Employees Plans and the 2000 Directors Plan are scheduled to terminate by their terms so that no future grants may be issued under either plan after May 11, 2010. We have outstanding grants of stock options and stock awards under our Employees Plans and 2000 Directors Plan. As of April 8, 2008, there were outstanding (i) stock options to purchase 784,538 shares under the Employees Plans and 32,045 shares under the 2000 Directors Plan; and (ii) stock awards for 715,386 shares under the Employees Plans and 2,266 shares under the 2000 Directors Plan. In addition, as of April 8, 2008, there were 2,847 shares available for future issuance under our Employees Plans and 646,042 shares available for future issuance under our 2000 Directors Plan. Except for the Employees Plans and the 2000 Directors Plan, we do not maintain any other equity compensation plans.

The Board of Directors believes that the approval of the Plan by our stockholders will further our compensation structure and strategy by providing us with the ability to grant different forms of equity awards, as well as increase the pool of shares of our common stock available for grant. Our ability to attract, retain and motivate top quality employees, non-employee directors, and consultants is material to our success, and the Board of Directors has concluded that this would be enhanced by our ability to make grants under the Plan. In addition, the Board of Directors believes that our interests and the interests of our stockholders will be advanced if we can offer our employees, non-employee directors, and consultants the opportunity to acquire or increase their proprietary interests in us.

The material terms of the Plan are summarized below. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made, which is attached to this proxy as appendix A.

Material Features of the Plan

General. The Plan provides that grants may be in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options collectively are referred to as “options”), (iii) stock appreciation rights (“SARs”), (iv) stock units (which may also include dividend equivalents), (v) stock awards, and (vi) other stock-based awards.

Subject to adjustment in certain circumstances as described below, the aggregate number of shares of common stock that may be issued or transferred under the Plan is 2,700,000 shares. If and to the extent options and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged, or surrendered without having been exercised or if any stock awards, stock units, or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such grants which have not been issued will become available again for purposes of the Plan. Shares of stock surrendered in payment of the exercise price of an option, and withheld or surrendered for the payment of taxes, will not be available for re-issuance under the Plan. If SARs are granted, the full number of shares subject to the SARs will be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs. If a grant of stock units is designated in the grant agreement to be paid in cash, and not in shares of such, such grants will not count against the share limits.

The Plan provides that the maximum aggregate number of shares of common stock that may be made with respect to grants to any individual during any calendar year is 300,000 shares, subject to adjustment as described below. This limit will apply without regard to whether the grants are to be paid in shares or cash. All cash payments (other than with respect to dividend equivalents) will equal the fair market value of the shares to which the cash payments relate.

If approved by the stockholders at the 2008 Annual Meeting, the Plan will become effective on May 13, 2008.

Administration. The Plan is administered and interpreted by our Compensation Committee; however, our Board of Directors will make grants under the Plan to our non-employee directors. The Compensation Committee (and the Board, in connection with grants to our non-employee directors) has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, and terms and conditions of the grants, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the possible acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Plan. The determinations of the Compensation Committee are made in its sole discretion and are final, binding, and conclusive. The Compensation Committee presently consists of Messrs. DiPiano and Tierney, each of whom is a non-employee director. Day-to-day administrative functions of the Plan may be performed by our employees, as approved by the Compensation Committee.

Eligibility for Participation. All of our employees (including officers and members of the Board of Directors) and the employees of our subsidiaries are eligible for grants under the Plan. Our non-employee directors are also eligible to receive grants under the Plan. All of our consultants, and those of our subsidiaries, are also eligible to receive grants under the Plan.

Types of Awards.

Stock Options. The Compensation Committee may grant stock options intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”), so-called “nonqualified stock options” that are not intended to so qualify (“NQSOs”), or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Compensation Committee fixes the exercise price per share for options on the date of grant. The exercise price of any option granted under the Plan will be equal to or greater than the fair market value of the underlying shares of common stock on the date of grant; however, if a participant who will be granted an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock or any of our subsidiaries, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Compensation Committee determines the term of each option, provided, however, that the term may not exceed ten years from the date of grant and, if the recipient of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock or any of our subsidiaries, the term for such person may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Compensation Committee, in its sole discretion, which is specified in the grant letter. Options may be exercised while the participant is employed by us or providing service to us or within a specified period of time after termination of such employment or service, as determined by the Compensation Committee. A participant may exercise an option by delivering notice of exercise to us or our designated agent. The participant will pay the exercise price and any withholding taxes for the option: (i) in cash or by certified check, (ii) with the approval of the Compensation Committee, by delivering shares of our common stock already owned by the participant and having a fair market value on the date of exercise equal to the exercise price or through attestation to ownership of such shares, (iii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Compensation Committee may approve, to the extent permitted by applicable law.

SARs. The Compensation Committee may grant SARs to anyone eligible to participate in the Plan. Upon exercise of an SAR, the participant will receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the base amount set forth in the grant letter. Such payment to the participant will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee. The Compensation Committee will determine the period when SARs vest and become exercisable, the base amount for SARs, and whether SARs will be granted in connection with, or independently of, any options. SARs may be exercised while the participant is employed by us or providing service to us or within a specified period of time after termination of such employment or service, as determined by the Compensation Committee.

Stock Units. The Compensation Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the participant with the right to receive a share of common stock or an amount based on the value of a share of common stock at a future date. The Compensation Committee determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, and the other terms and conditions applicable to the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a stock unit becomes distributable, it will be paid to the participant in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee.

The Compensation Committee may grant dividend equivalents in connection with stock units, under such terms and condition as the Compensation Committee deems appropriate. Dividend equivalents are equivalent in value to any dividends that are paid on our shares of common stock, as if the corresponding stock units for which the dividend equivalents are to be paid were shares of our common stock. Dividend equivalents may be paid to a participant currently or may be deferred, and may be payable in cash or shares of common stock, or a combination of the two, as determined by the Compensation Committee. Dividend equivalents may be accrued as a cash obligation or may be converted to additional stock units for the participant, and deferred dividend equivalents may accrue interest, all as determined by the Compensation Committee. The Compensation Committee may provide that dividend equivalents will be payable based on the achievement of specified performance goals. Anyone eligible to participate in the Plan may receive dividend equivalents.

Stock Awards. The Compensation Committee may grant stock awards to anyone eligible to participate in the Plan. The Compensation Committee may require that participants pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria as the Compensation Committee determines appropriate, including restrictions based upon the achievement of specific performance goals. The Compensation Committee determines the number of shares of common stock subject to the grant of stock awards and the other terms and conditions of the grant. The Compensation Committee will determine to what extent, and under what conditions, a participant will have the right to vote shares of common stock and to receive dividends or other distributions paid on such shares during the restriction period. The Compensation Committee may determine that a participant’s entitlement to dividends on stock awards will be withheld while the stock awards are subject restrictions and that the dividends will be payable only upon the lapse of the restrictions for the stock awards, or on such other terms as the Compensation Committee determines.

Other Stock-Based Awards. The Compensation Committee may grant other types of stock-based awards that would not otherwise constitute options, SARs, stock units, and stock awards. The Compensation Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants are based on or measured by shares of common stock and will be payable in cash, in shares of our common stock, or in a combination of cash and shares of our common stock. The terms and conditions for these grants will be determined by the Compensation Committee.

Qualified Performance Compensation. The Plan permits the Compensation Committee to impose and specify objective performance goals that must be met with respect to grants of stock units, stock awards, dividend equivalents and other stock-based awards to employees. The Compensation Committee will determine the performance periods for the performance goals. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Compensation Committee. Prior to, or soon after the beginning of, the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met, and any other conditions.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The foregoing measures may relate to one or more business unit or our performance, performance of our subsidiaries as a whole, or any combination of the foregoing.

The Compensation Committee will certify the performance results for the performance period after the performance period ends and will determine the amount, if any, to be paid pursuant to each grant based on the achievement of the performance goals and the satisfaction of all other terms set forth in the grant agreement.

Other Terms

Deferrals. The Compensation Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the participant in connection with a grant under the Plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals.

Adjustment Provisions. If there is any change in the number or kind of shares of common stock outstanding by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; by reason of a merger, reorganization, or consolidation; by reason of a recapitalization or change in par value; or by reason of any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of common stock available for grants, the limit on the number of shares of common stock for which any individual may receive pursuant to grants in any year, the kind and number of shares covered by outstanding grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Compensation Committee, in such manner as the Compensation Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of common stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants.

Change in Control. In the event of a change in control, the Compensation Committee may take any or more of the following actions with respect to any or all outstanding grants: (i) determine that outstanding options and

SARs will automatically accelerate and become fully or partially exercisable, and the restrictions and conditions on outstanding stock awards and stock units will fully or partially lapse; (ii) require the surrender of outstanding options and SARs for payment in cash, common stock or other property, equal to the difference between the exercise price or base amount and the fair market value of the common stock; (iii) after providing participants with the ability to exercise their outstanding options and SARs, terminate such options and SARs; (v) with respect to outstanding stock units or other stock-based awards, provide for a payment in settlement of such grants in an amount and form determined by the Compensation Committee; or (v) determine that all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or conversion will take place as of the date of the change of control or such other date as the Compensation Committee may specify.

Foreign Participants. If any individual who receives a grant under the Plan is subject to taxation in countries other than the United States, the Plan provides that the Compensation Committee may make grants to such individuals on such terms and conditions as the Compensation Committee determines appropriate to comply with the laws of the applicable countries.

Repricing of Options. The Plan includes a restriction providing that, without stockholder approval, neither the Compensation Committee nor the Board of Directors can amend or replace options or SARs previously granted under the Plan in a transaction that constitutes a “repricing,” as that term is defined under the NASDAQ corporate governance listing standards. Adjustments to the exercise price or number of shares of common stock subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

Amendment and Termination of the Plan. The Board of Directors may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. No grants may be issued under the Plan after May 12, 2018.

Grants Under the Plan. No grants have been awarded under the Plan. It is currently not possible to predict the number of shares of common stock that will be granted or who will receive any grants under the Plan after stockholder approval at the meeting.

The last sales price of our common stock on April 1, 2008 was $14.13 per share.

Plan Benefits

Future benefits under the Plan are not currently determinable, except that the Company has agreed to make a grant of restricted common stock to Mr. Redling upon the approval of the Plan by stockholders at the 2008 Annual Meeting. This grant was approved by the Compensation Committee and the Board in connection with the amendment to Mr. Redling’s employment agreement on April 7, 2008 in which the Company appointed him President and Chief Executive Officer effective May 1, 2008. Under the terms of the amendment, Mr. Redling will be granted the greater of 55,000 shares or the number of shares equal to $821,700 divided by the closing price per share on the date of grant. The restricted common stock will vest in four tranches over the period from the date of grant through September 4, 2011. See “Employment Agreements.”

Federal Income Tax Consequences

The federal income tax consequences arising with respect to grants awarded under the Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares of common stock. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of common stock are sold. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment-, service-, or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) we will not be entitled to a tax deduction for compensation attributable to grants to our chief executive officer or certain other of our executive officers, if and to the extent such compensation does not qualify as “performance-based compensation” under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) a grant may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is prior to the delivery of the cash or common stock in settlement of the grant, if the grant constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer and certain other of its executive officers in excess of $1,000,000 in any year. Compensation that qualifies as performance-based compensation is excluded from the $1,000,000 deductibility cap and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs will qualify as performance-based compensation. Stock units, dividend equivalents, stock awards and other stock-based awards granted under the Plan will only qualify as performance-based compensation when the Compensation Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

The Plan provides that we have the right to require the recipient of any grant under the Plan to pay to us an amount necessary to satisfy our federal, state, or local tax withholding obligations with respect to such grants. We may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. If the Compensation Committee permits, a participant may satisfy our withholding obligation by having shares acquired pursuant to the grant withheld, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state, and local tax liabilities.

Votes Required for Approval of Proposal No. 2

The affirmative vote of a majority of the votes cast by all the stockholders entitled to vote for this proposal will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to this proposal will be counted for purposes of determining whether there is a quorum. However, under Delaware law, a proxy marked “ABSTAIN” is not considered a vote cast. Accordingly, an abstention will have no effect on the approval of this proposal.

The Board unanimously recommends a vote FOR Proposal 2.

PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2008. We are submitting our selection of independent registered public accountants for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our historical consolidated financial statements for all annual periods since 2002. Representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to questions.

Our Bylaws do not require that the stockholders ratify the selection of KPMG LLP as our independent registered public accountants. However, we are submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Board and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of NutriSystem, Inc. and our stockholders.

The Board unanimously recommends a vote FOR Proposal 3.

OUR BOARD AND EXECUTIVE OFFICERS

Michael J. Hagan, 45, has served as the Chairman of our Board and as our Chief Executive Officer since December 2002. On May 1, 2008, he will become the nonexecutive Chairman of the Board. He also served as our President from July 2006 to September 2007. Prior to joining us, Mr. Hagan was the co-founder of VerticalNet, Inc., a business-to-business internet and software company, and held a number of executive positions at Verticalnet, Inc. since its founding in 1995, including Chairman of the Board from February 2002 to June 2005, President and Chief Executive Officer from January 2001 to February 2002, Executive Vice President and Chief Operating Officer from January 2000 to January 2001 and Senior Vice President prior to that time. Mr. Hagan is also a director of Internet Capital Group, Inc. and a trustee of Saint Joseph’s University.

Joseph M. Redling, 49, has served as our President and Chief Operating Officer since September 2007, and as a member of our Board since April 7, 2008. On May 1, 2008, he will become President and Chief Executive Officer. Prior to joining us, Mr. Redling held a number of executive positions at AOL, Inc., a global web services company, including Chief Marketing Officer, President of AOL Access, President of AOL Paid Services and Customer Management and Chief Executive Officer of AOL International from September 2001 through March 2007. Mr. Redling is a director of a private company.

David D. Clark, 43, has served as our Senior Vice President, Chief Financial Officer, Secretary and Treasurer since November 2007. Prior to joining us, Mr. Clark was Chief Financial Officer of Claymont Steel Holdings, Inc., a manufacturer of steel plate from November 2006 through October 2007. Prior to that, Mr. Clark was Chief Financial Officer of SunCom Wireless Holdings, a publicly traded provider of digital wireless communications services, from its founding in 1997 through February 2006 and held the additional position of Executive Vice President from 2000 through February 2006 and Senior Vice President from 1997 through 2000.

Thomas F. Connerty, 45, has served as our Chief Marketing Officer since November 2004 and as our Executive Vice President, Program Development since July 2006. Prior to joining us, Mr. Connerty was the Vice President of Marketing at the Nautilus Group, a retailer of commercial and home use fitness equipment, including the Bowflex Home Gym, from 2000 to 2004.

Bruce Blair, 51, has served as our Senior Vice President, Operations and Chief Information Officer since April 2005. Prior to joining us, Mr. Blair was the Chief Information Officer and Executive Vice President of Creditek, a finance and accounting outsourcing firm from March 2003 to March 2005. Before Creditek, Mr. Blair was the President of GovXcel, a leading application provider of software used by municipalities to automate back office functions, from January 2001 to December 2001. He also served as Chief Information Officer and Senior Vice President of Operations at Verticalnet, Inc. from March 1999 to December 2000.

Ian J. Berg, 66, has served on our Board since February 2003. He is a managing director of the Eastern Technology Fund, L.P., a venture capital fund, which he established in March 2000, and ETF Venture Funds, L.P., a venture capital fund which he established in July 2007. Mr. Berg is a director of a number of private companies and non-profit organizations.

Robert F. Bernstock, 57, has served on our Board since December 2005. Since September 2006, Mr. Bernstock has served as Chairman and Chief Executive Officer of SecureSheet Technologies, a private software company. Mr. Bernstock served as President of The Scotts Miracle-Gro Company from October 2005 through September 2006, and prior to that served as an Executive Vice President since June 2003. Mr. Bernstock served as Senior Vice President and General Manager of The Dial Corporation from October 2002 to May 2003. He was President, Chief Executive Officer and a board member of Atlas Commerce, Inc. from January 2001 to January 2002. Mr. Bernstock was President, Chief Executive Officer and a board member of Vlasic Foods International Inc. from March 1998 to January 2001. Mr. Bernstock served as Executive Vice President of Campbell Soup Company and President of its Specialty Food Division from July 1997 to March 1998. Prior to that, he served as President of the U.S. and International divisions of Campbell Soup Company. Mr. Bernstock serves as a director of The Pantry, Inc. and KBL IV and a number of private companies.

Michael F. Devine, III, 49, has served on our Board since July 2007. He has been the Senior Vice President and Chief Financial Officer of Coach, Inc., a leading marketer of modern classic American accessories, since December 2001 and Executive Vice President since August 2007. Prior to joining Coach, Mr. Devine served from 2000 to 2001, as Executive Vice President and Chief Financial Officer of Mothers Work, Inc., the world’s largest designer, manufacturer and retailer of maternity apparel.

Michael A. DiPiano, 49, has served on our Board since December 2002. He has been the managing partner of NewSpring Capital, a venture capital firm, since December 2001, and a general partner of NewSpring Ventures, L.P., a private equity fund, since September 2000. Mr. DiPiano was Chairman and Chief Executive Officer of Maxwell Systems, Inc., a business management software company, from 1998 to 2002. Mr. DiPiano is a director of Prescient Applied Intelligence, Inc. and a number of private companies.

Warren V. (Pete) Musser, 81, has served on our Board since February 2003. He is President and Chief Executive Officer of The Musser Group, a financial consulting company. Mr. Musser served as Chairman and Chief Executive Officer of Safeguard Scientifics, Inc. from 1953 until 2001. Mr. Musser is Chairman of Telkonet, Inc., InfoLogix, Inc., Vice Chairman of Health Benefits Direct Corporation and a director of Internet Capital Group, Inc. Mr. Musser serves on a variety of civic, educational and charitable boards of directors.

Brian P. Tierney, 51, has served on our Board since February 2003. He has been Publisher of the Philadelphia Inquirer and Daily News and Chief Executive Officer of its parent company, Philadelphia Media Holdings LLC, since June 2006 and August 2006, respectively. He previously served as Chairman and Chief Executive Officer of Tierney Holdings LLC, a private investment firm. From June 2004 to March 2005, he was Vice Chairman of Advanta Corp. Prior to that he was the founding partner of T2 Group, a public relations firm, from November 2003 until it was sold to Advanta Corp. In 1989, Mr. Tierney founded Tierney Communications, and from that time until 2003, he held a number of positions with the firm including founder/Chairman, President and Chief Executive Officer. In 1998, Tierney Communications was sold to Interpublic Group. Mr. Tierney serves on a variety of civic, educational and charitable boards of directors.

Stephen T. Zarrilli, 47, has served on our Board since December 2003. Since January 2005, Mr. Zarrilli has served as the Managing Partner of Penn Valley Management Group, LLC, a private-equity investment and consulting firm. Mr. Zarrilli also served on an interim basis as the Acting Chief Financial Officer of publicly traded Safeguard Scientifics, Inc. from December 2006 to June 2007. Previously, he was the Chief Financial Officer of Fiberlink Communications Corp., a software and services enterprise, from August 2001 to December 2004, Chief Executive Officer of Concellera Software, Inc. from October 2000 to August 2001, and Chief Executive Officer of U.S. Interactive, Inc., an information technology services provider from 1999 to 2000 and Chief Financial Officer from 1994 to 1999. Mr. Zarrilli is also a director on a number of private company, civic and charitable boards of directors.

Corporate Governance—Board and Committees

The Board is responsible for the supervision of our overall affairs. The Board met on nine occasions in the year ended December 31, 2007. Each director attended at least 75% of all Board and applicable committee meetings during 2007. All then current members of the Board attended the 2007 Annual Meeting except Messrs. Berg, DiPiano and Tierney. Directors will be expected to attend future annual meetings if we receive indications of stockholder participation.

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Information regarding the members of each Committee and their responsibilities are set forth below.

Stockholders and other interested parties who wish to communicate with our non-management directors should send their correspondence to: NutriSystem Non-Management Directors, c/o Compliance Officer, NutriSystem, Inc., 300 Welsh Road, Building 1, Suite 100, Horsham, PA 19044, or nonmanagementdirectors@nutrisystem.com.

Director Independence. The Board consists of nine members, seven of which are non-management directors. The standards relied upon by the Board in affirmatively determining whether a director is “independent,” in compliance with the rules of the Nasdaq Stock Market LLC (“Nasdaq”), are comprised, in part, of those objective standards set forth in the Nasdaq rules. The Board is responsible for ensuring that independent directors do not have a material relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates. These guidelines are consistent with the independence requirements of the Nasdaq listing standards and are set forth in the Company’s Corporate Governance Guidelines, which are available on the Company’s website, www.nutrisystem.com.

The Board, in applying the above-referenced standards, has affirmatively determined that the Company’s current independent directors are: Ian J. Berg, Michael F. Devine, Michael A. DiPiano, Warren V. (Pete) Musser, Brian P. Tierney and Stephen T. Zarrilli. Robert F. Bernstock held a position with the Company as a consultant in 2007.

Compensation of Directors

The following table provides information regarding compensation for our non-employee directors for the fiscal year ended December 31, 2007, which reflects the director’s fees and stock awards described below. The table does not include compensation for reimbursement of travel expenses related to attending Board or Board Committee meetings.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (2) ($)	All Other Compensation ($)		Total ($)
Ian J. Berg	25,000	—	—		25,000
Robert F. Bernstock (1)	20,000	33,372	717,423	(3)	770,795
Michael F. Devine	12,500	16,666	—		29,166
Michael A. DiPiano	24,500	—	—		24,500
Warren V. (Pete) Musser	20,000	—	—		20,000
Brian P. Tierney	22,000	—	—		22,000
Stephen T. Zarrilli	30,000	—	—		30,000

(1)	In 2003, the Company issued 8,000 stock options to Mr. Bernstock for consulting services. Pursuant to Emerging Issues Task Force Issue No. 00-19, these options were classified as a liability award upon the adoption of Statement of Financial Standards No. 123R. The fair value of these vested and unexercised options was estimated using the Black Scholes option pricing model and reclassified from equity to a current liability as of January 1, 2006. This fair value is remeasured at each financial statement date until the options are settled or expire. During 2007, $291,543 was recorded as a reduction of expense based on the remeasurement of these options. This is not included in the above table as director compensation. Mr. Bernstock exercised these options on March 14, 2008.
(2)	The amounts reported in the Stock Awards column relate to restricted shares granted under our 2000 Equity Incentive Plan for Outside Directors and Consultants. These amounts are equal to the dollar amounts recognized in 2007 with respect to the non-employee directors’ stock awards for financial reporting purposes. Mr. Bernstock was granted 2,440 shares of restricted stock on December 19, 2005. These shares vest in equal installments over three years. Mr. Devine was granted 1,453 shares of restricted stock on July 19, 2007. These shares vest in equal installments over three years. There were no annual equity retainer grants made during 2007.
(3)	On January 1, 2007, the Company entered into a consulting agreement with Robert F. Bernstock. The Company paid $717,423 to Mr. Bernstock for performance under the consulting agreement including the reimbursement of all reasonable out-of-pocket expenses incurred by him in connection with such performance. Additional information is contained in the section of the Proxy Statement entitled “Related Transactions.”

Employee Directors do not receive any additional compensation for their services as directors.

Non-employee directors are compensated pursuant to our Compensation Policy for Non-Employee Directors. The original plan was effective as of December 19, 2005 but was superseded on March 1, 2008. Both plans provide for cash and equity compensation.

Upon his or her initial appointment or election to the Board of Directors, a new non-employee director receives shares of restricted stock with a value of $100,000. These shares vest in equal installments over three years on the anniversary of the date of grant. The number of restricted shares is determined by dividing $100,000 by the closing price per share of our common stock on the date of grant, rounded to the nearest whole number.

Non-employee directors also receive an annual equity retainer grant. Each non-employee director previously received shares of restricted stock with a value of $25,000 annually. Effective March 1, 2008, this value was increased to $65,000. Shares are fully vested on the date of grant, but may not be sold until the first anniversary of the date of grant. The number of restricted shares is determined by dividing $65,000 by the closing price per share of our common stock on the date of grant, rounded to the nearest whole number.

Each non-employee director received an annual cash retainer fee of $20,000 during 2007. Effective March 1, 2008, the annual cash retainer was increased to $35,000. Additional fees are paid for committee service, as described below. The chair of the Audit Committee received an annual cash retainer of $10,000 during 2007. This was increased to $20,000 as of March 1, 2008. The chair of each standing board committee other than the Audit Committee received an annual cash retainer of $2,000 during 2007. This was increased to $10,000 for the chair of the Compensation Committee and $7,500 for the chair of the Nominating and Corporate Governance Committee as of March 1, 2008. Non-chair members of the Audit Committee were paid an annual cash retainer of $5,000 during 2007. This was increased to $10,000 as of March 1, 2008. Non-chair members of committees other than the Audit Committee received no additional compensation during 2007. Effective March 2008, non-chair members of the Compensation Committee and the Nominating and Corporate Governance Committee are paid an annual cash retainers of $5,000 each.

Audit Committee. The Audit Committee was established by and amongst the Board for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

The Audit Committee met five times in 2007. From January until July 2007, Stephen T. Zarrilli (Chairman), Ian Berg, and Michael A. DiPiano served on the Audit Committee. In July 2007, the Board appointed Michael F. Devine to replace Mr. DiPiano on the Audit Committee. In the opinion of the Board, all the members of the Committee meet the Nasdaq and Securities and Exchange Commission (“SEC”) independence requirements. The Board has determined that the Audit Committee Chairman, Mr. Zarrilli, qualifies as an Audit Committee Financial Expert as defined by the rules of the SEC in Item 407(d)(5) of Regulation S-K. For relevant experience of Mr. Zarrilli that qualifies him as audit committee financial expert, please see his biographical information on page 13.

The Audit Committee operates under a charter adopted by the Board that governs its duties and standards of performance. A current copy of the charter is available on the Company’s website, www.nutrisystem.com in the investor relations section. The Audit Committee appoints the Company’s independent registered accounting firm, oversees their independence and monitors the integrity of the Company’s financial reporting process and system of internal controls. The Audit Committee meets quarterly with the Company’s principal financial and accounting officers and independent registered public accounting firm to review the scope of auditing procedures, the Company’s policies relating to generally accepted accounting principles, and to discuss results of the quarterly reviews and the annual audit of the Company’s consolidated financial statements.

For information on audit fees, see “Independent Public Accountants.”

Compensation Committee. The members of the Compensation Committee are Michael A. DiPiano and Brian P. Tierney. The Compensation Committee has responsibility for administering and approving all elements of compensation for the senior management. It also approves, through direct action or delegation, the design of and participation in our equity incentive plans. The Committee also advises and makes recommendations to the Board on non-management director compensation. The Committee reports to stockholders on executive compensation items as required by the Securities and Exchange Commission. In the opinion of the Board, all the members of the Committee meet the Nasdaq independence requirements.

The Compensation Committee operates under a formal charter adopted by the Board that governs its duties and standards of performance. Copies of the Compensation Committee charter can be obtained free of charge from the Company’s website, www.nutrisystem.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Secretary.

The Compensation Committee met eight times in 2007.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Michael A. DiPiano and Brian P. Tierney. This Committee is responsible for recommending qualified candidates to the Board for election as directors, including the slate of directors that the Board proposes for election by stockholders at Annual Meetings. The Committee recommends candidates based upon their business or professional experience, the diversity of their background and their array of talents and perspectives. The Committee identifies candidates through a variety of means, including recommendations from members of the Board and suggestions from our management including the Chairman and Chief Executive Officer. In addition, the Committee considers candidates recommended by third parties, including stockholders. Stockholders wishing to recommend director candidates for consideration by the Committee may do so by writing our Secretary and giving the recommended candidate’s name, biographical data and qualifications.

The Nominating and Corporate Governance Committee operates under a formal charter adopted by the Board that governs its duties and standards of performance. Copies of the Nominating and Corporate Governance Committee charter can be obtained free of charge from the Company’s website, www.nutrisystem.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Secretary.

The Nominating and Corporate Governance Committee met five times in 2007.

Code of Conduct

The Board has adopted a Code of Conduct which outlines the principles, policies and laws that govern our activities and establishes guidelines for conduct in the workplace. The Code of Conduct applies to directors as well as employees, including senior financial officers. Every director and employee is required to read the Code of Conduct. A copy of the Code of Conduct will be supplied free of charge by submitting a request to our Secretary, NutriSystem, Inc., 300 Welsh Road, Building 1, Suite 100, Horsham, PA 19044. A copy of the Code of Conduct is also available on the investor relations section of our website, www.nutrisystem.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives

The objectives of the Company’s compensation program are to (a) attract and retain highly effective executive officers, including the named executive officers, (b) reward these executive officers with respect to the annual operating performance of the Company, and (c) align these executive officers’ interests with those of long-term stockholders. The compensation program is designed to accomplish these objectives cost effectively and with a predictable income statement impact, while providing rewards to senior executives if the Company achieves superior annual operating performance and increases in long-term stockholder value. The compensation program is further designed to accomplish these objectives with simplicity and transparency to ensure the reward structure is clear to Company executives and stockholders.

Components

The Company’s current compensation program for senior executives consists of (a) a base salary, (b) a year-end cash bonus based on the Company’s annual operating performance, and (c) restricted stock grants with multi-year vesting. Senior executives are also eligible for the same health and welfare benefits package offered to all other employees of the Company.

To attract and retain highly effective executives, the Company relies more heavily on incentive compensation (cash performance bonus and restricted stock grants) than on base salary. The Company uses a year-end cash bonus pool to incentivize and reward executives for superior operating performance by the Company during the year, and restricted stock grants with multi-year vesting to align the interests of the executive officers with the delivery of long-term value to stockholders. The Committee believes the potential rewards of incentive compensation help attract and retain talented executives who are more likely to be entrepreneurial and focused on stockholder value in their decision-making.

The Company evaluates the base compensation of its executives at least annually. The Compensation Committee determines and approves any changes to the salaries of the Chief Executive Officer and the other named executive officers, and reviews the salaries paid to other executives. Prior to 2007, the Company paid base salaries to its executive officers that the Compensation Committee believes were below, and in the case of the Chief Executive Officer substantially below, average for similar positions in its labor market, largely because these executives had achieved significant economic value in their equity positions. During 2007, other than with respect to the Chief Executive Officer whose base salary remained unchanged, the Company has established compensation packages, including base salaries, at or above market to attract and retain talented executive officers.

The Company’s cash based compensation is determined through processes designed by the Chief Executive Officer, with input from the Chief Operating Officer and Chief Financial Officer, and approved by the Compensation Committee. All stock based compensation is designed in a similar manner by the senior executives of the Company and then presented to the Compensation Committee for approval.

In connection with 2007 compensation for executive officers, Mr. Hagan provided data and recommendations to the Compensation Committee. Mr. Hagan did not make recommendations as to his own compensation. While the Compensation Committee utilized this information, and valued Mr. Hagan’s observations with regard to other executive officers, the ultimate decisions regarding executive compensation were made by the Compensation Committee.

Cash bonuses are tied to current year earnings before certain non-cash expenses including depreciation, amortization, and interest. The aggregate bonus pool for all employees is calculated using a predetermined formula established by the Compensation Committee at the start of each year. The Compensation Committee may reduce the size of the bonus pool if certain operational objectives are not met. In 2006 and 2007, most employees received a bonus allocation from the bonus pool. The allocation of the bonus pool among the employees, including senior executives, is at the discretion of the Compensation Committee. The Chief Executive Officer, Chief Financial Officer and other senior executives discuss and jointly develop recommended bonus allocations among the staff within the various functional areas of the Company. In addition, the Chief Executive Officer prepares a recommended allocation of bonus payments among the senior executive group. In consultation with the Chief Executive Officer, the Compensation Committee evaluates, adjusts and approves the amount and allocation of the bonus pool. In determining the cash bonus allocation among senior executives, the Compensation Committee and the Chief Executive Officer consider each executive’s (a) contribution to current and long-term corporate goals, and (b) value in the labor market.

Two named executive officers who were hired in 2007, Messrs. Redling and Clark, have specified minimum cash bonus payments in their employment contracts. Those amounts were paid in 2007 and are payable in 2008.

Prior to December 2005, the Company provided equity incentives to senior executives in the form of stock options. Subsequently, the Company used restricted stock grants rather than stock options for equity incentives. All equity grants to executives provide for vesting over multi-year periods. In 2005 and 2006, the only equity incentives were grants to new employees on their date of hire of stock options or restricted stock. The size of the option or restricted stock grants to newly hired executives was determined based upon (a) the economic value of the grant, and (b) the estimated market value and potential contribution of the executive being considered. In 2007, the Company has continued to make restricted stock grants to newly hired executives, and also awarded a number of restricted stock grants to existing key executives for retention and incentive purposes, as the new hire grants for many executives had completely vested. The grants made in 2007 vested over periods of four to five years, which vest in full upon a change of control.

Chief Executive Officer Compensation

The Compensation Committee reviews the compensation, including the base salary and bonus allocation, of the Chief Executive Officer annually. The base compensation of the Chief Executive Officer has not changed since 2003 because Mr. Hagan has declined to be considered for an increase in base salary during that time. The Compensation Committee believes the current annual base salary of the Chief Executive Officer, $165,000, is substantially below that paid to similarly situated executives. During 2007, the Chief Executive Officer received no cash bonus out of the bonus pool and no restricted stock grants. As of December 31, 2007, the Chief Executive Officer had no unvested stock options or restricted stock. In its review and approval of the 2007 bonus pool and the allocation of the bonus pool to executive officers, the Compensation Committee determined that Mr. Hagan had made significant and highly valuable leadership contributions to the Company’s operating performance, business strategy and short and long term corporate goals. Prior to the Compensation Committee’s determination of an allocation of the 2007 bonus pool to Mr. Hagan, he informed the Compensation Committee that he declined to be considered for, and would not accept, any bonus for 2007. The Company has no employment contract with the Chief Executive Officer. The Chief Executive Officer and the Compensation Committee agree that the value of the Chief Executive Officer’s vested stock options and the shares he owns outright substantially align his interests with the Company’s other stockholders.

Other Compensation Considerations

Three of the named executive officers, Messrs. Redling, Clark and Connerty, have employment agreements with the Company. Under these agreements the Company would make certain payments to the executives upon the termination of their employment under certain conditions. See “Employment Agreements” below. There are no agreements with any named executive officers concerning payments in the event of a change of control transaction, although under the terms of their restricted stock grants, all of our executive officers shall become 100% vested in any unvested portion of their restricted stock grants upon a change of control.

The Company has a 401(k) defined contribution program for all eligible employees, but has no pension or other deferred compensation program for senior executives or any other employees.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer and certain other of its executive officers in excess of $1,000,000 in any year. Compensation that qualifies as performance-based compensation is excluded from the $1,000,000 deductibility cap and therefore remains fully deductible by the corporation that pays it. We generally consider the requirements necessary to satisfy full deductibility under Section 162(m) in the design of our compensation programs, but we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company. We determined that it was in the best interests of the Company to issue restricted common stock to executive officers in 2007 with multi-year time-based vesting, but we do not expect these grants to qualify as performance-based compensation. We intend that options and SARs will qualify as performance-based compensation. Stock units, dividend equivalents, stock awards and other stock-based awards granted under the our equity compensation plans will only qualify as performance-based compensation when the Compensation Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

Under Mr. Redling’s employment agreement, he will be entitled to receive an additional payment if payments to him resulting from a change in control are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. It is possible that a change in control could result in additional payments to Mr. Redling. Nevertheless, we believe that the payment relating to the excise tax is appropriate to preserve the intended benefits under the agreement.

REPORT OF THE COMPENSATION COMMITTEE

Our Committee reviewed and discussed the “Compensation Discussion and Analysis” with management, and based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

This report is submitted by the Compensation Committee on April 1, 2008.

Michael DiPiano

Brian Tierney

Summary Compensation Table

The following table sets forth certain information regarding compensation earned for 2006 and 2007 by the Company’s Chief Executive Officer, each person who served as the Company’s Chief Financial Officers and the three other most highly paid executive officers for the fiscal year ended December 31, 2007 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)	All Other Compensation ($)		Total ($)
Michael J. Hagan Chairman and Chief Executive Officer	2007 2006	165,000 165,000	— 295,000	— —	— 37,772	113 —	(2)	165,113 497,772

Joseph M. Redling (3) President and Chief Operating Officer	2007 2006	184,615 —	1,200,000 —	770,038 —	— —	7,682 —	(4)	2,162,335 —

David D. Clark (5) Chief Financial Officer	2007 2006	21,923 —	— —	33,333 —	— —	— —		55,256 —

Thomas F. Connerty	2007	241,063	315,000	56,863	331,479	9,458	(6)	953,863
Executive Vice President, Program Development and Chief Marketing Officer	2006	235,817	450,000	—	397,775	9,069	(6)	1,092,661

Bruce Blair	2007	200,000	248,500	—	227,542	5,885	(6)	681,927
Senior Vice President, Operations and Chief Information Officer	2006	179,692	355,000	—	227,542	5,877	(6)	768,111

James D. Brown (7)	2007	186,923	—	—	37,570	7,385	(6)	231,878
Former Executive Vice President, Administration, Chief Financial Officer, Secretary and Treasurer	2006	191,539	380,000	—	53,698	7,249	(6)	632,486

(1)	The amounts reported in the Stock and Option Awards columns represent the compensation cost recognized pursuant to Statement of Financial Accounting Standards No. 123(R) in the Company’s financial statements, not reduced by the estimated forfeiture rate. The cost includes amounts from awards granted prior to 2006. Information concerning these amounts may be found in Item 8, Financial Statements and Supplementary Data and Notes 2 and 11 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008.
(2)	Amount represents a length of service award.
(3)	Mr. Redling joined the Company on September 4, 2007.
(4)	Amount represents the Company’s payment of housing expenses for Mr. Redling.
(5)	Mr. Clark joined the Company on November 26, 2007.
(6)	Amounts represent the Company’s matching contributions under the 401(k) plan.
(7)	Mr. Brown served as our Executive Vice President, Administration, Chief Financial Officer, Secretary and Treasurer until his resignation on November 22, 2007.

Grant of Plan-Based Awards Table

The following table summarizes information regarding grants of plan-based awards for the Named Executive Officers during the fiscal year ended December 31, 2007:

		Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)
Name	Grant Date	Threshold (#)	Target (#)		Maximum (#)
Michael J. Hagan Chairman and Chief Executive Officer	N/A	—	—		—		—

Joseph M. Redling (1)	09/04/2007	—	—		—		94,751	(2)
President and Chief Operating Officer	09/04/2007		12,500	(3)	25,000	(3)	—
	09/04/2007		25,000	(4)	25,000	(4)	—

David D. Clark Chief Financial Officer	11/26/2007	—	—		—		39,032	(5)

Thomas F. Connerty Executive Vice President, Program Development and Chief Marketing Officer	11/30/2007	—	—		—		79,523	(6)

Bruce Blair Senior Vice President, Operations and Chief Information Officer	N/A	—	—		—		—

James D. Brown Former Executive Vice President, Administration, Chief Financial Officer, Secretary and Treasurer	N/A	—	—		—		—

(1)	In connection with the commencement of his employment, Mr. Redling was granted a restricted stock grant of 94,751 shares that vests in equal installments over four years and a restricted stock grant of 50,000 shares that vests upon the achievement of established performance goals. The vesting of these shares may be accelerated upon the occurrence of certain termination provisions. See “Employment Agreements” for further discussion.
(2)	Shares granted to Mr. Redling vest over four years in equal installments on September 4th of each year.
(3)	Shares granted to Mr. Redling vest on January 1, 2009 as follows: (a) 25,000 shares of restricted stock vest if 2008 Adjusted earnings per share (“EPS”) is at least 10% higher than 2007 Adjusted EPS, (b) 18,750 shares vest if 2008 Adjusted EPS is at least 10% higher than the average of 1) 2007 Adjusted EPS and 2) two times second half 2007 Adjusted EPS or (c) 12,500 shares vest if 2008 Adjusted EPS is at least 10% higher than two times second half 2007 Adjusted EPS. In the event that fewer than 25,000 shares vest on January 1, 2009, then (a) 50% of vesting shortfall will vest on January 1, 2010 if 2009 Adjusted EPS is at least 15% higher than 2008 Adjusted EPS or (b) 100% of the vesting shortfall vest on January 1, 2010 if 2009 Adjusted EPS is at least 20% higher than 2008 Adjusted EPS.
(4)	Shares of restricted stock granted to Mr. Redling vest on January 1, 2010 as follows: (a) 25,000 shares of restricted stock vest if 2009 Adjusted EPS is at least 10% higher than 2008 Adjusted EPS, (b) 18,750 shares vest if 2009 Adjusted EPS is at least 9.5% higher than 2008 Adjusted EPS (c) 12,500 shares vest if 2009 Adjusted EPS is at least 9% higher than 2008 Adjusted EPS.
(5)	In connection with the commencement of his employment, Mr. Clark was granted a restricted stock grant of 39,032 shares. Shares granted to Mr. Clark vest over five years in equal installments on November 26th of each year. The vesting of these shares may be accelerated upon the occurrence of certain termination provisions. See “Employment Agreements” for further discussion.

(6)	Shares of restricted stock granted to Mr. Connerty vest as follows: (a) 15,905 shares vest on each of November 30, 2008 and 2009, (b) 15,904 shares vest on each of November 30, 2010 and 2011 and (c) 15,905 on April 1, 2009. The vesting of these shares may be accelerated upon the occurrence of certain termination provisions. See “Employment Agreements” for further discussion.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth outstanding equity awards for the Named Executive Officers at December 31, 2007.

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Michael J. Hagan Chairman and Chief Executive Officer	349,334	—	—	0.58	06/17/2013	—	—	—	—

Joseph M. Redling President and Chief Operating Officer	—	—	—	—	—	94,751	2,556,382	37,500	1,011,750

David D. Clark Chief Financial Officer	—	—	—	—	—	39,032	1,053,083	—	—

Thomas F. Connerty Executive Vice President, Program Development and Chief Marketing Officer	175,000	—	—	2.64	11/16/2014	79,523	2,145,531	—	—

Bruce Blair Senior Vice President, Operations and Chief Information Officer	—	41,667	—	6.38	04/06/2015	—	—	—	—

James D. Brown Former Executive Vice President, Administration, Chief Financial Officer, Secretary and Treasurer	56,667	—	—	2.05	10/22/2014	—	—	—	—

(1)	Each option has a ten year life and an exercise price per share equal to 100% of the estimated fair market value of our common stock on the grant date. Each option is exercisable in three equal cumulative installments commencing on the first, second and third anniversaries of the grant date, assuming that the option holder remains an employee.
(2)	The market value is based on the closing stock price on the last day of trading in 2007 of $26.98.

Option Exercises and Stock Vested Table

The following table sets forth information regarding option exercises for the Named Executive Officers for the fiscal year ended December 31, 2007.

Option Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Michael J. Hagan Chairman and Chief Executive Officer	—	—

Joseph M. Redling President and Chief Operating Officer	—	—

David D. Clark Chief Financial Officer	—	—

Thomas F. Connerty Executive Vice President, Program Development and Chief Marketing Officer	150,000	9,034,109

Bruce Blair Senior Vice President, Operations and Chief Information Officer	41,667	2,315,483

James D. Brown Former Executive Vice President, Administration, Chief Financial Officer, Secretary and Treasurer	—	—

(1)	The value realized on exercise of stock option awards is the difference between the stock price on the date of exercise and the exercise price of the options.

Equity Compensation Plan Information at Fiscal Year Ended December 31, 2007

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (1) (#)	Weighted-average exercise price of outstanding options, warrants and rights (2) ($)	Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column (a)] (#)
Equity compensation plans approved by security holders	1,367,272	3.10	973,988
Equity compensation plans not approved by security holders	—	—	—

(1)	Consists of 924,084 shares of our common stock issuable upon the exercise of outstanding options and 443,188 shares of our common stock issuable upon the vesting of restricted stock awards under our Equity Incentive Plans.
(2)	Includes the weighted-average exercise price of stock options outstanding of $3.10 and no amount for the restricted stock awards.

REPORT OF THE AUDIT COMMITTEE

In the section below, we describe our financial and accounting management policies and practices.

The current Audit Committee of the Board is composed of independent directors, as defined by Nasdaq Rule 4200, and operates under a written charter adopted by the Board. In December 2003, Stephen Zarrilli was appointed to, and named Chairman of, the Audit Committee. In July 2007, the Board appointed Michael F. Devine to replace Michael A. DiPiano on the Audit Committee.

The responsibilities of the Audit Committee include recommending to the Board an independent registered public accounting firm to be engaged. Management is responsible for our internal controls and financial reporting process, including our system of controls over the safeguarding of assets and for the preparation of financial statements in accordance with U.S. generally accepted accounting principles. Management is specifically responsible for the Company’s compliance with the requirements of the Sarbanes-Oxley Act of 2002. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The independent registered public accounting firm is also responsible for auditing the effectiveness of the Company’s internal control over financial reporting as of our fiscal yearend. The Audit Committee’s responsibility is to oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that our 2007 consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm, as well as internal control over financial reporting. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance,” as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has also discussed with KPMG LLP the matters required to be discussed pursuant to all relevant professional and regulatory standards. In addition, the Audit Committee has, pursuant to the relevant professional and regulatory standards, discussed with, and received the required written disclosures and a confirming letter from KPMG LLP regarding its independence and has discussed with KPMG LLP its independence from the Company and its management, as required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” as adopted by the PCAOB in Rule 3600T. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accountants to the Company is compatible with maintaining the auditor’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.

This report is submitted by the Audit Committee on April 1, 2008.

Stephen T. Zarrilli

Ian J. Berg

Michael F. Devine

SHARE OWNERSHIP OF OUR DIRECTORS, OFFICERS AND 5% BENEFICIAL OWNERS

The following table shows as of December 31, 2007, the amount and percentage of our outstanding common stock beneficially owned by each person who is known by us to beneficially own more than 5% of our outstanding common stock.

Name and Address of 5% Beneficial Owner	Shares Beneficially Owned (1)	Percent of Outstanding Common Stock
LMM LLC (2) Legg Mason Opportunity Trust 100 Light St Baltimore, MD 21202	3,500,000	10.2%

FMR LLC (3) 82 Devonshire Street Boston, Massachusetts 02109	2,647,039	7.7%

Mazama Capital Management, Inc. (4) One Southwest Columbia Street, Suite 1500 Portland, OR 97258	2,191,879	6.5%

Citigroup Financial Products Inc. and Citigroup Global Market Holdings Inc. (5) 388 Greenwich Street New York, NY 10013	2,070,555	5.9%

Citigroup Inc. (6) 399 Park Avenue New York, NY 10043	2,435,011	6.9%

Bridger Management, LLC (7) 90 Park Avenue—40th Floor New York, New York 10016	1,816,500	5.3%

The following table shows as of March 18, 2008, the amount and percentage of our outstanding common stock beneficially owned (unless otherwise indicated) by each of our (i) directors and nominees for director, (ii) Named Executive Officers and (iii) our directors, nominees for director and executive officers as a group.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Shares Acquirable Within 60 Days (8)	Percent of Outstanding Common Stock (%)
Michael J. Hagan 300 Welsh Road Building 1, Suite 100 Horsham, PA 19044	1,750,049	349,334	5.5%

Joseph M. Redling	144,751		*
David D. Clark	39,032		*
Thomas F. Connerty	259,023	175,000	*
Bruce Blair	41,667	41,667	*
Ian J. Berg (9)	35,679	9,000	*
Robert F. Bernstock	15,987		*
Michael F. Devine	5,995		*
Michael A. DiPiano (10)	515,592	3,045	1.6%
Warren V. Musser	6,435		*
Brian P. Tierney (11)	79,566		*
Stephen T. Zarrilli	13,447		*
All directors, nominees for directors and executive officers as a group (12 persons)	2,907,223	578,046	9.0%

*	less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Under those rules and for purposes of the table above (a) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; (b) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same shares will be included in share ownership totals for each of those persons; and (c) if a person held options to purchase shares that were exercisable on, or became exercisable within 60 days of, March 18, 2008, that person will be deemed to be the beneficial owner of those shares and those shares (but not shares that are subject to options held by any other stockholder) will be deemed to be outstanding for purposes of computing the percentage of the outstanding shares that are beneficially owned by that person. Information supplied by officers and directors.
(2)	This information is based on Schedule 13G filed with the SEC on January 10, 2008.
(3)	This information is based on Schedule 13G filed with the SEC on February 14, 2008.
(4)	This information is based on Schedule 13G filed with the SEC on February 8, 2008.
(5)	This information is based on Schedule 13G/A filed with the SEC on February 1, 2008.
(6)	This information is based on Schedule 13G/A filed with the SEC on February 1, 2008.
(7)	This information is based on Schedule 13G filed with the SEC on January 24, 2008.
(8)	Unless otherwise noted, reflects the number of shares that could be purchased by exercise of options available at March 18, 2008, or within 60 days thereafter under our stock option plans.
(9)	The shares set forth as beneficially owned by Mr. Berg include 10,112 shares that are owned by Eastern Technology Fund, L.P., of which Mr. Berg is managing director, 178 owned by ETF GP, LP, of which Mr. Berg is managing director, 133 shares held by the Berg Family Trust, of which Mr. Berg’s spouse is a trustee, and 89 shares that are owned by his spouse.
(10)	The shares set forth as beneficially owned by Mr. DiPiano include 512,547 shares that are owned by NewSpring Ventures L.P., of which Mr. DiPiano is a managing director.
(11)	The shares set forth as beneficially owned by Mr. Tierney include 7,297 shares that are owned by the Tierney Family Foundation, of which Mr. Tierney is a trustee.

Employment Agreements

On August 6, 2007, we entered into an employment agreement with Mr. Redling, which became effective on September 4, 2007 when he joined the Company as our President and Chief Operating Officer. Under the agreement, Mr. Redling’s initial salary is $600,000 per year and he is entitled to participate in an annual bonus program established by the Board or Compensation Committee. In addition, Mr. Redling was paid a guaranteed bonus of $500,000 on September 14, 2007 and another guaranteed bonus of $500,000 on October 26, 2007. Under the agreement, Mr. Redling received a restricted stock grant of 94,751 shares of our common stock on September 4, 2007 (the “Initial Stock Grant”). The Initial Stock Grant vests over four years starting from September 4, 2007 provided that Mr. Redling is employed by us on each vesting date. Mr. Redling also received a grant of 50,000 shares of restricted stock (the “Performance Stock Grant”). The Performance Stock Grant vests based upon the achievement of performance goals to be established by the Company’s Compensation Committee. In the event of a Change of Control (as defined in the agreement), Mr. Redling shall become 100% vested in the Initial Stock Grant and the Performance Stock Grant.

The agreement has an initial term that ends on December 31, 2009 (the “Initial Term”). During the Initial Term, Mr. Redling’s annual bonus shall be no less than 100% of his base salary. After the Initial Term, the agreement renews automatically for one-year terms unless either party gives advance notice of non-renewal. A one-year automatic renewal also occurs in the event of a Change of Control. In the event that Mr. Redling is employed by us on the first anniversary of a Change of Control, we shall pay Mr. Redling a lump sum retention cash payment in an amount equal to 30 months of his monthly salary. If Mr. Redling is terminated without cause, as a result of our non-renewal of the agreement at the end of the Initial Term or any renewal term, or as a result of Mr. Redling terminating his employment for Good Reason (as defined in the agreement), then, in exchange for a mutual general release, (a) we will pay a lump sum severance payment in an amount equal to the sum of (i) 12 months of the salary then in effect, (ii) 12 months of annual bonus plus pro rated annual bonus, (iii) the value of the premium cost to us to continue Mr. Redling on our group life and AD&D policy for the 12 month period following his termination date and (iv) $500,000 if his termination date is prior to October 31, 2007; (2) we will provide group healthcare coverage for 12 months at Mr. Redling’s normal contribution rates; (3) all unvested shares of the Initial Stock Grant shall become vested; and (4) the entire Performance Stock Grant shall become vested, except to the extent that vesting opportunities pursuant to the Performance Stock Grant have passed and Mr. Redling’s opportunity to earn the associated shares irrevocable has been lost. Beginning on September 4, 2007, we, at our cost, shall provide Mr. Redling month to month temporary housing for 12 months, which may be extended by the mutual agreement of Mr. Redling and the Company’s Chief Executive Officer for a maximum period not to exceed the Initial Term. If Mr. Redling relocates to the Horsham, Pennsylvania area at any time during the 2008 calendar year, and while employed by us, he shall receive a relocation package in the amount of $60,000.

On April 7, 2008, we entered into an amendment to Mr. Redling’s employment agreement dated August 6, 2007. Under the amendment, Mr. Redling shall become the Company’s President and Chief Executive Officer effective May 1, 2008, and was appointed to the Board on April 7, 2008. All of the terms of Mr. Redling’s original employment shall remain in effect except that (i) the initial salary shall be $660,000 per year effective May 1, 2008, with a minimum 3.5% increase annually, (ii) the Initial Term shall end on September 30, 2011, (iii) he will be eligible to receive an annual bonus of 150% of base salary, (iv) any extension of his temporary housing allowance shall be mutually agreed to by him and the Chairman of the Board, and (v) if Mr. Redling is terminated without cause, as a result of our non-renewal of the agreement, or as a result of him terminating his employment for Good Reason, then instead of receiving 12 months of his salary and bonus then in effect, he shall receive the greater of 12 months or the remainder (up to only a maximum of 24 months) of the term of his agreement, of his salary and bonus then in effect. Under the amendment, Mr. Redling received a restricted stock grant of 295,000 shares of our common stock on April 7, 2008, vesting in four tranches through September 4, 2011. He is entitled to receive a restricted stock grant equal to the greater of 55,000 shares or $821,700 divided by the closing price on the date of grant, subject to stockholder approval of the 2008 Long-Term Incentive Plan at the 2008 Annual Meeting, which shall vest in four tranches through September 4, 2011. Under the amendment, Mr. Redling’s Performance Stock Grant was amended and restated to vest in full on September 4, 2011, subject to earlier vesting based on the achievement of certain performance goals for the Company’s 2009 and 2010 fiscal years. Mr. Redling shall become 100% vested in each of these restricted stock grants upon a Change of Control, his termination by the Company without cause, non renewal by the Company of his employment agreement, or as a result of Mr. Redling terminating his employment for Good Reason.

The following table sets forth information regarding potential payments upon termination estimated as of December 31, 2007 of employment for Mr. Redling under the terms of his employment agreement dated August 6, 2007.

	Salary ($) (1)	Bonus ($) (1)	Accelerated Equity ($) (2)	All Other Compensation ($) (3)	280G Tax Gross-Up	Total ($)
Termination without cause; good reason	600,000	1,200,000	3,905,382	16,332	—	5,721,714
Termination by death	—	193,973	479,322	—	—	673,295
Termination by disability	600,000	193,973	479,322	—	—	1,273,295
Non-renewal of agreement	600,000	1,200,000	3,905,382	16,332	—	5,721,714
Change in Control	—	—	3,905,382	—	—	3,905,382

(1)	Lump sum payments.
(2)	The restricted shares are valued using the closing stock price at December 31, 2007.
(3)	All Other Compensation includes the continuation of life, disability and health insurance.

On October 26, 2007, we entered into an employment agreement with Mr. Clark, which became effective on November 26, 2007 when he joined the Company as our Chief Financial Officer. Under the agreement, Mr. Clark’s initial salary is $285,000 per year and he is eligible to receive a target bonus of 50% of his base salary. In addition, Mr. Clark was paid a bonus of $40,000 on January 4, 2008 and will be paid $40,000 within five days of June 30, 2008, provided that Mr. Clark is employed by us on the bonus payment date. Mr. Clark received a restricted stock grant (the “Stock Grant”) of 39,032 shares of our common stock on November 26, 2007. The Stock Grant vests over five years from November 26, 2007 provided that Mr. Clark is employed by us on each vesting date. In the event of a Change of Control (as defined in the agreement), Mr. Clark shall become 100% vested in the Stock Grant.

The initial term of Mr. Clark’s agreement is for three years beginning on November 26, 2007. Thereafter, the agreement renews automatically for one-year renewal terms unless either party gives notice of non-renewal at least three months prior to the then current term. A one-year automatic renewal also occurs in the event of a Change of Control. If Mr. Clark’s employment is terminated by us without cause, or by Mr. Clark for Good Reason (as defined in the agreement), then, in exchange for a mutual general release, (1) we will pay a lump sum severance payment in an amount equal to the sum of (i) nine months of the salary then in effect, plus (ii) the value of the premium cost to us to continue Mr. Clark on our group life and AD&D policy for the nine month period following his termination date; (2) we will provide group healthcare coverage for six months at Mr. Clark’s normal contribution rates; (3) Mr. Clark’s covenants against non-competition shall be reduced to a six month period after termination; and (4) unvested shares of the Stock Grant shall become vested with respect to 12 months of additional vesting. If Mr. Clark’s employment is terminated as a result of our non-renewal of the agreement at the end of the initial term or any renewal term, then, in exchange for a mutual general release, we will pay a lump sum severance payment in an amount equal to the sum of (i) six months of the salary then in effect, plus (ii) the prorated amount of his target annual bonus.

The following table sets forth information regarding potential payments upon termination estimated as of December 31, 2007 of employment for Mr. Clark.

	Salary ($) (1)	Bonus ($) (1)		Accelerated Equity ($) (3)	All Other Compensation ($) (4)	Total ($)
Termination without cause; good reason	213,750	40,000	(2)	1,053,083	8,106	1,314,939
Termination by death	—	—		228,168	—	228,168
Termination by disability	23,750	—		122,860	—	146,610
Non-renewal of agreement	142,500	13,664		1,053,083	—	1,209,247
Change in Control	—	—		1,053,083	—	1,053,083

(1)	Lump sum payments.
(2)	Employment agreement provides that Mr. Clark will not receive any bonus payments unless his termination date is within 60 days of the bonus payment date. For purposes of this calculation, we have assumed that the payment date is not later than 60 days after December 31, 2007 and have included the bonus above. Mr. Clark did not earn a bonus in 2007 but he is entitled to a $40,000 bonus within five days of December 30, 2007.
(3)	The restricted shares are valued using the closing stock price at December 31, 2007.
(4)	All Other Compensation includes the continuation of life, disability and health insurance.

Effective November 30, 2007, we entered into an amended and restated employment agreement with Thomas F. Connerty, our Executive Vice President, Program Development and Chief Marketing Officer. Under the amended and restated agreement, Mr. Connerty’s salary was increased to $350,000 per year and he is eligible to receive, at the time bonuses are awarded each year, a target bonus of up to 70% of his aggregate compensation earned as salary each year during the term of the agreement and a stretch bonus of up to 130% of such amount. On November 30, 2007, Mr. Connerty was granted a restricted stock grant of 79,523 shares of our common stock (the “Stock Grant”). The Stock Grant will vest in four equal installments of 20% over four years from November 30, 2007, and in one installment of 20% on April 1, 2009. In the event of a Change of Control (as defined in the employment agreement), Mr. Connerty shall become fully vested in the Stock Grant on the date of the Change of Control.

On November 30, 2007, Mr. Connerty also entered into a nondisclosure and noncompete agreement with us. Under this agreement, Mr. Connerty, for two years after termination of his employment, agreed not to compete with us and, for at least one year, he will not participate in the health and wellness business regardless of whether the Company is engaged in such business.

The term of Mr. Connerty’s employment agreement begins on November 30, 2007 and extends for five years. If Mr. Connerty is terminated without cause, then, in exchange for a mutual release, (1) we will pay a lump sum severance payment in an amount equal to (a) 12 months of the salary then in effect and (b) the value of the premium costs to us to continue Mr. Connerty on our group life and accident, death, and disability policy for the 12 month period following Mr. Connerty’s termination date, (2) we will provide group healthcare coverage for 12 months at Mr. Connerty’s normal contribution rates, (3) Mr. Connerty’s covenants against non-competition will be reduced by one half, and (4) certain unvested shares of the Stock Grant, pursuant to the Stock Award Agreement, shall become vested on the termination date.

The following table sets forth information regarding potential payments upon termination estimated as of December 31, 2007 of employment for Mr. Connerty.

	Salary ($) (1)	Bonus ($) (1)		Accelerated Equity ($) (3)	All Other Compensation ($) (4)	Total ($)
Termination without cause	350,000	315,000	(2)	464,848	16,078	1,145,926
Termination by death	—	—		250,303	—	250,303
Termination by disability	29,167	—		250,303	—	279,470
Change in Control	—	—		2,145,451	—	2,145,451

(1)	Lump sum payments.
(2)	Employment agreement provides that Mr. Connerty will not receive any bonus payments unless his termination date is within 60 days of the bonus payment date. For purposes of this calculation, we have assumed that the payment date is not later than 60 days after December 31, 2007 and have included the bonus above.
(3)	The restricted shares are valued using the closing stock price at December 31, 2007.
(4)	All Other Compensation includes the continuation of life, disability and health insurance.

INDEPENDENT PUBLIC ACCOUNTANTS

We engaged KPMG LLP, an independent registered public accounting firm, to audit our financial statements for the year ended December 31, 2007. We expect to engage KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2008, subject to review and approval by the Audit Committee. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions from our stockholders.

The aggregate fees billed to the Company for professional services rendered for the years 2007 and 2006 were as follows:

Audit Fees

The aggregate fees billed by KPMG LLP for professional services for the audit of our annual consolidated financial statements for 2007, the audit of internal control over financial reporting and the review of the consolidated financial statements included in our Forms 10-Q for the first, second and third quarter 2007 were $490,000. The aggregate fees billed by KPMG LLP for professional services for the audit of our annual consolidated financial statements for 2006, the audit of internal control over financial reporting and the review of the consolidated financial statements included in our Forms 10-Q for the first, second and third quarter 2006 were $503,100. In 2006, KPMG LLP also billed $5,000 in connection with a registration statement that we filed in May 2006.

Audit-Related Fees

There were no audit-related fees in 2007 and 2006.

Tax Fees

There were no fees for tax services, including tax consulting, in 2007 and $7,400 in 2006.

All Other Fees

Other than the services described above, KPMG LLP did not provide any other services to the Company in 2007 and 2006.

Pre-approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence from us. To implement these provisions of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission has issued rules specifying the types of services that an independent registered public accounting firm may not provide to its audit client, as well as the Audit Committee’s administration of the engagement of the independent registered public accounting firm. Hence, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

OTHER MATTERS

The Board does not know of any other matter that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the meeting, it is the intention of the proxy agents to vote the shares represented thereby in accordance with the recommendation of the Board on such matters.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of Securities Exchange Act of 1934, as amended, requires that our officers and directors and persons who own more than 10% of our common stock file reports of their ownership with the Securities and Exchange Commission. Based solely on our review of the copies of such reports received by us, or written representations received from reporting persons, during the year ended December 31, 2007, all of the Company’s directors, executive officers, and greater than ten percent stockholders complied with all Section 16(a) filing requirements.

RELATED TRANSACTIONS

On January 1, 2007, the Company entered into a consulting agreement with Robert F. Bernstock, a member of the Company’s Board of Directors (the “Consulting Agreement”). The term of the Consulting Agreement ended December 31, 2007 (the “Consulting Term”). During the Consulting Term, Mr. Bernstock provided services to the Company as requested by the Company’s Chief Executive Officer including but not limited to advisory services in connection with the Company’s retail, international and corporate partnership marketing initiatives (collectively, the “Services”).

During the Consulting Term, the Company paid Mr. Bernstock $717,423 for performance of the Services and the reimbursement of all reasonable out-of-pocket expenses incurred by him in connection with such performance of the Services.

Our policy for related party transactions, that would require disclosure under SEC regulations, is that these transactions must be approved in advance by the Board. Mr. Bernstock’s agreement was approved by the Board under this policy.

We are not aware of any transaction required to be reported as a related party transaction since January 1, 2007 where such policies and procedures did not require review, approval or ratification or where such policies and procedures were not followed.

ANNUAL REPORT

A copy of our Annual Report for the fiscal year ended December 31, 2007, is being mailed to our stockholders with this Proxy Statement.

Appendix A

NUTRISYSTEM, INC.

2008 LONG-TERM INCENTIVE PLAN

1. Purpose

The purpose of the NutriSystem, Inc. 2008 Long-Term Incentive Plan (the “Plan”) is to provide designated (i) employees of NutriSystem, Inc. (the “Company”) and its subsidiaries, (ii) non-employee members of the Board of Directors of the Company, and (iii) consultants and advisors who perform services for the Company and its subsidiaries with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards, as set forth herein. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means the Company’s Board of Directors.

(b) “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors;

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company; or

(iii) After the Effective Date, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than one year, unless the election or nomination for election of each new director who was not a director at the beginning of such one-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

Notwithstanding the foregoing, the Committee may provide for a different definition of a “Change of Control” in a Grant Agreement if such Grant is subject to the requirements of section 409A of the Code and the Committee determines that a different definition is necessary so that the Grant will become payable on a change of control that qualifies as such for purposes of section 409A of the Code.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means (i) with respect to Grants to Employees and Consultants, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respect to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations.

(e) “Company” means NutriSystem, Inc. or any successor thereto.

(f) “Company Stock” means the common stock of the Company, par value $0.001 per share.

(g) “Consultant” means an advisor or consultant who performs services for the Employer.

(h) “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(i) “Effective Date” means May 13, 2008.

(j) “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(k) “Employer” means the Company and its subsidiaries.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(n) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(o) “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

(p) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(q) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(r) “Non-Employee Director” means a member of the Board who is not an Employee.

(s) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(t) “1933 Act” means the Securities Act of 1933, as amended.

(u) “Option” means an option to purchase shares of Company Stock, as described in Section 7.

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(v) “Other Stock-Based Award” means a grant that is based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.

(w) “Participant” means an Employee, Consultant or Non-Employee Director designated by the Committee to participate in the Plan.

(x) “Plan” means this NutriSystem, Inc. 2008 Long-Term Incentive Plan, as may be amended from time to time.

(y) “SAR” means a stock appreciation right as described in Section 10.

(z) “Stock Award” means an award of Company Stock as described in Section 9.

(aa) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

3. Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4. Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5. Shares Subject to the Plan

(a) Shares Authorized. The total aggregate number of shares of Company Stock that may be issued under the Plan is 2,700,000 shares, subject to adjustment as described in subsection (d) below.

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(b) Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that a Grant of Stock Units is designated in the Grant Agreement to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 300,000 shares, subject to adjustment as described in subsection (d) below. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6. Eligibility for Participation

(a) Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan. Consultants are eligible to participate in the Plan if they perform bona fide services for the Employer, the services are not in connection with the offer or sale of securities in a capital-raising transaction, and the Consultants do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Participants. The Committee shall select the Employees, Consultants and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7. Options

(a) General Requirements. The Committee may grant Options to an Employee, Consultant or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this

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Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Consultants and Non-Employee Directors.

(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Consultants or Non-Employee Directors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d) Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed as an Employee or providing service as a Non-Employee Director or Consultant. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash or certified check, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Company Stock used to exercise an Option shall have been held

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by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8. Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e) Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

9. Stock Awards

(a) General Requirements. The Committee may issue shares of Company Stock to an Employee, Consultant or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over

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a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

10. Stock Appreciation Rights

(a) General Requirements. The Committee may grant SARs to an Employee, Consultant or Non-Employee Director separately or in tandem with an Option. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

(b) Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability. A SAR shall become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(d) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

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(e) Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(f) Form of Payment. The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

11. Other Stock-Based Awards

The Committee may grant other awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees, Consultants and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

12. Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply.

(b) Performance Goals. When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

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(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13. Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

15. Transferability of Grants

(a) Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

16. Consequences of a Change of Control

In the event of a Change of Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and

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Stock Units shall lapse, as of the date of the Change of Control or at such other time as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants holding Stock Units and Other Stock-Based Awards, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units and Other Stock-Based Awards, in such amount and form and on such terms as may be determined by the Committee, or (v) determine that all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

17. Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit repricing of Options or SARs, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in accordance with the applicable stock exchange in which such shares of Company Stock are registered, as in effect from time to time.

(c) Stockholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s stockholders no later than the first

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stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19. Miscellaneous

(a) Effective Date. The Plan shall be effective as of the Effective Date.

(b) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(c) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code or an exception from such requirements. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(d) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

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(f) Rights of Participants. Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(g) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i) Forfeiture for Dishonesty. Notwithstanding anything to the contrary in the Plan, if the Committee finds, by a majority vote, after full consideration of the facts presented on behalf of both the Employer and any Participant, that the Participant has been engaged in fraud, embezzlement, theft, commission of a felony or dishonest conduct in the course of his employment or service with the Employer that damaged the Company or any other Employer or that the Participant has disclosed trade secrets of the Company or any other Employer, the Participant shall forfeit all unexercised Grants and all exercised Grants with respect to which the Company has not yet delivered share certificates or payment, as the case may be. The decision of the Committee in interpreting and applying the provisions of this Section 19(i) shall be final. No decision of the Committee shall affect the finality of the discharge or termination of such Participant by the Employer in any manner.

(j) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

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NutriSystem, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 13, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Michael J. Hagan and David D. Clark, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of our common stock, which the undersigned may be entitled to vote at the Annual Meeting of our Stockholders to be held in the Musser Auditorium at Penn State Great Valley, 30 East Swedesford Road, Safeguard Scientifics Building, Malvern, Pennsylvania 19355, on Tuesday, May 13, 2008 at 10:00 a.m., local time, and at any adjournment, postponement or continuation thereof, as follows:

1.	ELECTION OF DIRECTORS.

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for the nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name on the following list:

Ian J. Berg, Robert F. Bernstock, Michael F. Devine, III, Michael A. DiPiano, Michael J. Hagan, Warren V. Musser, Joseph M. Redling, Brian P. Tierney and Stephen T. Zarrilli.

2.	TO APPROVE THE NUTRISYSTEM, INC. 2008 LONG-TERM INCENTIVE PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the proxy holders, on behalf of and at the discretion of our Board of the Directors, are authorized to vote with respect to matters incident to the conduct of the Annual Meeting and upon such other business as may properly come before the Annual Meeting, pursuant to SEC Rules, and any adjournment, postponement or continuation thereof.

This proxy will be voted as specified. If a choice is not specified, the shares represented by this proxy will be voted “FOR” each director nominee and “FOR” Proposals 2 and 3.

This proxy should be dated, signed by the stockholder(s), and returned promptly to us in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

SIGNATURE

SIGNATURE

DATE:                     , 2008